Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18

U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Princeton Acquisitions, Inc. (the “Company”) on Form 10-QSB/A for the period ended September 30, 1989, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Fred Mahlke, the Chief Executive Officer And Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to {section} 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fred Mahlke

Fred Mahlke

Chief Executive Officer

Chief Financial Officer

Date:  June 19, 2006